Exhibit 99.1
ALLEGIANT TRAVEL COMPANY THIRD QUARTER FINANCIAL RESULTS
Third quarter 2022 GAAP diluted loss per share of $(2.58)
Third quarter 2022 loss per share, excluding recognition bonus and Hurricane Ian special charge, of $(0.54)(1)(2)(3)

LAS VEGAS. November 2, 2022 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2022, as well as comparisons to prior years:

Consolidated	Three Months Ended September 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2022	2021	2019	YoY	Yo3Y
Total operating revenue	$560.3	$459.5	$436.5	22.0%	28.4%
Total operating expense	591.2	393.2	364.4	50.4	62.3
Operating income (loss)	(30.9)	66.3	72.1	(146.6)	(142.9)
Income (loss) before income taxes	(56.2)	50.2	56.9	(211.8)	(198.7)
Net income (loss)	(46.5)	39.3	43.9	(218.4)	(205.8)
Diluted earnings (loss) per share	(2.58)	2.18	2.70	(218.3)	(195.6)
Hurricane Ian special charge	35.0	—	—	NM	NM
Diluted earnings (loss) per share excluding Hurricane Ian special charge (2) (3)	$(0.97)	$2.18	$2.70	(144.5)	(135.9)

	Nine Months Ended September 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2022	2021	2019	YoY	Yo3Y
Total operating revenue	$1,690.3	$1,211.0	$1,379.9	39.6%	22.5%
Total operating expense	1,687.8	981.3	1,108.6	72.0	52.2
Operating income	2.4	229.7	271.3	(98.9)	(99.1)
Income (loss) before income taxes	(60.9)	181.5	222.6	(133.6)	(127.4)
Net income (loss)	(50.0)	141.2	171.6	(135.4)	(129.1)
Diluted earnings (loss) per share	(2.78)	8.18	10.54	(134.0)	(126.4)
Hurricane Ian special charge	35.0	—	—	NM	NM
Diluted earnings (loss) per share excluding Hurricane Ian special charge (2) (3)	$(1.18)	$8.18	$10.54	(114.4)	(111.2)

(1)Recognition bonus awarded despite not meeting internal profit-sharing targets
(2)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information
(3)Adjusted to exclude estimated loss from property damage to Sunseeker Resort related to Hurricane Ian. The amount of the loss will be offset in future periods by amounts to be recovered under the company's insurance policies

"I am proud of the team for the strong operational performance delivered in the third quarter," stated John Redmond, CEO of Allegiant Travel Company. "We completed the quarter with a controllable completion of 99.4 percent, a significant improvement from the first half of the year. This was achieved on 17.0 percent more scheduled capacity than 2019. In addition, we saw another sequential improvement in load factors, with loads at nearly 89 percent for the quarter. The demand environment remained strong throughout the quarter, resulting in a total operating revenue increase of more than 28 percent as compared with 2019.

"Demand continues to outpace 2019. Forward bookings into the upcoming holiday season are tracking at higher loads and significantly higher yields than at this point in 2019. A new trend we are beginning to observe post-COVID is the increase in passengers combining business and leisure trips. A recent survey showed that nearly 15 percent of respondents were traveling for both business and leisure. Much of this travel happened in the traditional off-peak period of September, resulting in September TRASM1 20 percent higher than September of 2019 on 30 percent more capacity and a load factor improvement of 4.7 percentage points. As we move through the remainder of the year, this is a trend we will watch closely.

"Looking ahead to the fourth quarter, we tapered capacity a bit as a result of the impacts from Hurricane Ian. We expect scheduled capacity to increase roughly 15 percent year over three-year. Given the strong demand environment coupled with improvements in operations, we expect to expand margins, delivering a profitable fourth quarter. From a balance sheet perspective, we have total liquidity of roughly $1.2 billion. During the quarter, the team executed on the issuance of $550 million in senior secured notes, utilizing the proceeds to repay the Term Loan B. Additionally, we repaid the emergency relief loan received under the Coronavirus Aid, Relief and Economic Security (CARES) Act. Furthermore, our board of directors voted to remove the suspension on existing share repurchase authority with $54 million in authority remaining.

"In closing, I would like to thank our team members for all their hard work this quarter, particularly in regards to Hurricane Ian. The team swiftly came together to reposition aircraft, secure the operation, re-accommodate customers, and secure the property at Sunseeker Resort. As a result, we safely navigated the event and returned operations to normal as quickly as possible. Although we do expect a headwind to revenue resulting from Hurricane Ian during the fourth quarter, the impact was minimized due to the efforts of our team."

(1)Total passenger revenue per available seat mile

Third Quarter 2022 Results

•Loss before income tax of $56.2 million
•Includes a $35 million special charge related to the estimated loss from property damage at Sunseeker Resort caused by Hurricane Ian - insurance recoveries will offset the special charge in subsequent quarters when recoveries can be estimated and are approved for payment
•Loss before income tax (1)(2)(3) of $11.9 million, excluding 2022 employee recognition bonus and Hurricane Ian special charge
•Operating income, excluding 2022 recognition bonus and Hurricane Ian special charge (2), of $13.4 million, yielding an operating margin of 2.4 percent
•Consolidated EBITDA, excluding recognition bonus and Hurricane Ian special charge (2), of $63.2 million, yielding an EBITDA margin of 11.3 percent
•Total operating revenue was $560.3 million, up 28.4 percent year over three-year
•Total system capacity up 14.5 percent year over three-year
•Load factor of 88.5 percent, a 2.5 percentage point increase from the third quarter of 2019, and the best third quarter load factor since 2014
•September load factor of 87.1 percent, the highest September since 2011
•TRASM up 13.5 percent for the quarter versus 2019, despite a 17.0 percent increase in scheduled service capacity
•Total average fare of $125.95, up 15.5 percent from the third quarter of 2019
•Total average ancillary of $64.69, up 17.9 percent from 2019, driven predominantly by strength in bundled ancillary and the Allways Allegiant World Mastercard
•Acquired 38 thousand new Allways Allegiant World Mastercard holders during the quarter, the strongest third quarter acquisition since the program's inception
•Operating CASM, excluding fuel, recognition bonus, and Hurricane Ian special charge (1) (3), of 7.61 cents, up 13.9 percent when compared with the third quarter of 2019
•Added 1.7 million members to the Allways Rewards program during its first year
•Allegiant World Mastercard® and Allegiant Allways Rewards® were voted as the No. 1 Best Airline Credit Card and Best Frequent Flyer Program in USA Today's 10 Best 2022 Loyalty/Rewards Readers' Choice Awards
•In October, named to Newsweek's Top 100 Most Loved Workplaces® list for the second consecutive year
•Donated $100,000 to the American Red Cross for critical disaster relief to communities in the aftermath of Hurricane Ian

(1)Recognition bonus awarded despite not meeting internal profit-sharing targets
(2)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information
(3)Adjusted to exclude estimated loss from property damage to Sunseeker Resort related to Hurricane Ian. The amount of the loss will be offset in future periods by amounts to be recovered under the company's insurance policies

Balance Sheet, Cash and Liquidity

•Total available liquidity at September 30, 2022 of $1.2 billion, which includes $1.0 billion in cash and investments, and $225 million in undrawn revolving credit facilities
•Board of directors removed suspension on existing share repurchase authority with $54 million in authority remaining
•$221.8 million in cash from operations year-to-date
•Total debt at September 30, 2022 was $2.0 billion
•Net debt at September 30, 2022 was $990.7 million
•Secured financing commitments for $200 million to support 737 MAX pre-delivery deposits - facility is currently undrawn
•Issued $550 million 7.25% senior secured notes due in 2027, with proceeds used to prepay $533 million Term Loan B, previously due February 2024
•Other Debt principal payments of $63 million during the quarter
•Repaid $25 million dollar emergency relief loan received under the Coronavirus Aid, Relief and Economic Security (CARES) Act
•Scheduled debt principal payments of $38 million
•Air traffic liability at September 30, 2022 was $429.9 million
•Balance related to future scheduled flights is $367.8 million
•Balance related to travel vouchers issued for future use is $62.1 million

Airline Capital Expenditures

•Third quarter capital expenditures of $84 million, which includes $46 million for aircraft pre-delivery deposits, aircraft induction costs, and other related costs, and $38 million in other airline capital expenditures
•Third quarter deferred heavy maintenance spend was $12.3 million
•Full-year 2022 capital expenditures expected to be roughly $325 million, which includes $195 million for aircraft purchases and inductions, pre-delivery deposits, and other related costs, and $130 million in other airline capital expenditures
•Full-year 2022 deferred heavy maintenance spend expected to be $55 million, a slight reduction from initial expectations

Sunseeker Resort Charlotte Harbor

•Total project spend as of September 30, 2022 was $437 million with $249 million funded by debt and the remaining $188 million funded by Allegiant
•Third quarter capital expenditures were $88 million relating to the Sunseeker Resort Charlotte Harbor and $3 million related to other Sunseeker capital expenditures
•Recorded a $35 million special charge during the quarter related to estimated property damages at Sunseeker Resort resulting from Hurricane Ian, most of which was attributable to subcontractor cranes collapsing onto the buildings
•Insurance recoveries to offset this charge will be recorded in subsequent quarters when recoveries can be estimated and are approved for payment

Guidance, subject to revision	Current

Fourth Quarter 2022 guidance

System ASMs - year over three-year change(1)	~13.5%
Scheduled Service ASMs - year over three-year change(1)	~15%

Total operating revenue - year over three-year change(1)	26.5% to 28.5%

Operating CASM, excluding fuel - year over three-year change(1) (4)	13% to 15%

Fuel cost per gallon	$3.75

Full year 2022 guidance

Airline CAPEX
Aircraft, engines, induction costs, and pre-delivery deposits (millions)	$190 to $200
Capitalized deferred heavy maintenance (millions)	$50 to $60
Other airline capital expenditures (millions)	$125 to $135

Interest expense (millions) (2) (5)	$100 to $105
Recurring principal payments (millions)	$150 to $160

Sunseeker Resort Charlotte Harbor Project (millions)
Total projected project spend (3)	$618
Allegiant contributions through September 30, 2022	$188
Allegiant contributions remaining to be spent	$80
Project spend funded by debt through September 30, 2022	$249
Remaining project spend expected to be funded by debt	$101

(1)Year over three-year percentage changes compare 2022 to 2019
(2)Includes capitalized interest related to pre-delivery deposits on new aircraft as well as the construction of Sunseeker Resort Charlotte Harbor
(3)Amounts do not contemplate physical damage and remediation to the property resulting from Hurricane Ian
(4)Excludes any hurricane damage and insurance recoveries
(5)Interest expense includes loss on debt extinguishment of $7 million

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	1Q22	2Q22	3Q22	YE22
A319 (156 seats)	35	35	35	35
A320 (177 seats)	22	22	22	21
A320 (186 seats)	55	58	59	67
Total	112	115	116	123

The table above is provided based on the company’s current plans and is subject to change

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, November 2, 2022 to discuss its third quarter 2022 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant's fleet serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations, revenue and expenses, available seat mile growth, expected capital expenditures, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, the implementation of a joint alliance with Viva Aerobus, the development of our Sunseeker Resort, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact of Hurricane Ian on our Florida markets and completion of Sunseeker Resort, the impact and duration of the COVID-19 pandemic on airline travel and the economy, liquidity issues resulting from the effect of the COVID-19 pandemic on our business, restrictions imposed on us as a result of accepting grants and loans under the payroll support programs, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Percent Change
	2022	2021	2019	YoY	Yo3Y
OPERATING REVENUES:
Passenger	$516,476	$423,796	$391,222	21.9%	32.0%
Third party products	27,132	24,541	18,207	10.6	49.0
Fixed fee contracts	15,881	11,117	19,797	42.9	(19.8)
Other	836	15	7,283	NM	(88.5)
Total operating revenues	560,325	459,469	436,509	22.0	28.4
OPERATING EXPENSES:
Aircraft fuel	208,175	118,370	104,583	75.9	99.1
Salaries and benefits	137,336	125,799	107,586	9.2	27.7
Station operations	66,302	70,943	43,522	(6.5)	52.3
Depreciation and amortization	50,092	46,399	39,436	8.0	27.0
Maintenance and repairs	32,177	30,451	24,768	5.7	29.9
Sales and marketing	25,815	22,047	17,591	17.1	46.8
Aircraft lease rental	5,905	5,670	—	4.1	—
Other	30,292	22,379	26,907	35.4	12.6
Payroll Support Programs grant recognition	—	(49,210)	—	(100.0)	—
Special charges	35,142	332	—	NM	—
Total operating expenses	591,236	393,180	364,393	50.4	62.3
OPERATING INCOME (LOSS)	(30,911)	66,289	72,116	(146.6)	(142.9)
OTHER (INCOME) EXPENSES:
Interest expense	29,230	16,595	19,506	76.1	49.9
Interest income	(4,918)	(375)	(3,335)	NM	47.5
Capitalized interest	(4,296)	(401)	(903)	971.3	375.7
Loss on extinguishment of debt	5,012	—	—	—	—
Other, net	223	239	(57)	(6.7)	491.2
Total other expenses	25,251	16,058	15,211	57.2	66.0
INCOME (LOSS) BEFORE INCOME TAXES	(56,162)	50,231	56,905	(211.8)	(198.7)
INCOME TAX PROVISION (BENEFIT)	(9,703)	10,977	12,976	188.4	174.8
NET INCOME (LOSS)	$(46,459)	$39,254	$43,929	(218.4)	(205.8)
Earnings (loss) per share to common shareholders:
Basic	($2.58)	$2.18	$2.70	(218.3)	(195.6)
Diluted	($2.58)	$2.18	$2.70	(218.3)	(195.6)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	18,014	17,766	16,037	1.4	12.3
Diluted	18,014	17,767	16,039	1.4	12.3

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

NM Not meaningful

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended September 30,						Percent Change(1)
	2022		2021		2019		YoY	Yo3Y
OPERATING STATISTICS
Total system statistics:
Passengers	4,359,417		3,872,651		3,806,369		12.6%	14.5%
Available seat miles (ASMs) (thousands)	4,450,595		4,441,201		3,888,400		0.2	14.5
Operating expense per ASM (CASM) (cents)(5)	13.28	¢	8.85	¢	9.37	¢	50.1	41.7
Fuel expense per ASM (cents)	4.68	¢	2.67	¢	2.69	¢	75.3	74.0
Operating CASM, excluding fuel and Hurricane Ian special charge (cents)(5)	7.81	¢	6.18	¢	6.68	¢	26.4	16.9
ASMs per gallon of fuel	82.4		82.5		80.3		(0.1)	2.6
Departures	29,432		30,663		27,707		(4.0)	6.2
Block hours	67,277		67,398		59,678		(0.2)	12.7
Average stage length (miles)	857		829		823		3.4	4.1
Average number of operating aircraft during period	115.1		105.6		87.6		9.0	31.4
Average block hours per aircraft per day	6.4		7.0		7.4		(8.6)	(13.5)
Full-time equivalent employees at end of period	5,294		4,261		4,267		24.2	24.1
Fuel gallons consumed (thousands)	54,044		53,850		48,443		0.4	11.6
Average fuel cost per gallon	$3.85		$2.20		$2.16		75.0	78.2
Scheduled service statistics:
Passengers	4,316,163		3,834,956		3,753,611		12.5	15.0
Revenue passenger miles (RPMs) (thousands)	3,820,339		3,302,519		3,170,826		15.7	20.5
Available seat miles (ASMs) (thousands)	4,315,984		4,312,893		3,687,473		0.1	17.0
Load factor	88.5%		76.6%		86.0%		11.9	2.5
Departures	28,436		29,593		26,238		(3.9)	8.4
Block hours	65,182		65,296		56,576		(0.2)	15.2
Average seats per departure	175.8		174.3		170.8		0.9	2.9
Yield (cents) (3)	6.92	¢	6.04	¢	6.42	¢	14.6	7.8
Total passenger revenue per ASM (TRASM) (cents)(3)	12.60	¢	10.40	¢	11.10	¢	21.2	13.5
Average fare - scheduled service(4)	$61.26		$52.05		$54.20		17.7	13.0
Average fare - air-related charges(4)	$58.40		$58.45		$50.03		(0.1)	16.7
Average fare - third party products	$6.29		$6.40		$4.85		(1.7)	29.7
Average fare - total	$125.95		$116.91		$109.08		7.7	15.5
Average stage length (miles)	860		834		824		3.1	4.4
Fuel gallons consumed (thousands)	52,491		52,249		46,038		0.5	14.0
Average fuel cost per gallon	$3.84		$2.19		$2.17		75.3	77.0
Percent of sales through website during period	96.1%		95.4%		93.1%		0.7	3.0
Other data:
Rental car days sold	364,481		366,407		482,944		(0.5)	(24.5)
Hotel room nights sold	71,205		66,626		99,991		6.9	(28.8)

(1)Except load factor and percent of sales through website, which is percentage point change
(2)Defined as scheduled service revenue divided by revenue passenger miles
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path
(5)2021 operating CASM includes the benefit from the government payroll support programs

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,			Percent Change
	2022	2021	2019	YoY	Yo3Y
OPERATING REVENUES:
Passenger	$1,573,041	$1,124,237	$1,265,978	39.9%	24.3%
Third party products	77,399	61,164	53,557	26.5	44.5
Fixed fee contracts	38,186	23,943	42,859	59.5	(10.9)
Other	1,654	1,682	17,498	(1.7)	(90.5)
Total operating revenues	1,690,280	1,211,026	1,379,892	39.6	22.5
OPERATING EXPENSES:
Aircraft fuel	629,600	310,674	324,253	102.7	94.2
Salaries and benefits	411,027	365,655	340,589	12.4	20.7
Station operations	198,954	171,246	128,357	16.2	55.0
Depreciation and amortization	145,618	134,095	114,112	8.6	27.6
Maintenance and repairs	91,120	76,419	68,470	19.2	33.1
Sales and marketing	75,462	51,288	59,057	47.1	27.8
Aircraft lease rental	17,489	15,507	—	12.8	—
Other	83,137	55,655	73,756	49.4	12.7
Payroll Support Programs grant recognition	—	(202,181)	—	(100.0)	—
Special charges	35,426	2,924	—	NM	—
Total operating expenses	1,687,833	981,282	1,108,594	72.0	52.2
OPERATING INCOME	2,447	229,744	271,298	(98.9)	(99.1)
OTHER (INCOME) EXPENSES:
Interest expense	73,518	50,103	58,531	46.7	25.6
Interest income	(7,909)	(1,338)	(10,038)	491.1	(21.2)
Capitalized interest	(7,594)	(401)	(3,444)	NM	120.5
Loss on extinguishment of debt	5,012	71	3,677	NM	36.3
Other, net	318	(164)	(41)	293.9	875.6
Total other expenses	63,345	48,271	48,685	31.2	30.1
INCOME (LOSS) BEFORE INCOME TAXES	(60,898)	181,473	222,613	(133.6)	(127.4)
INCOME TAX PROVISION (BENEFIT)	(10,916)	40,323	51,017	127.1	121.4
NET INCOME (LOSS)	$(49,982)	$141,150	$171,596	(135.4)	(129.1)
Earnings (loss) per share to common shareholders:
Basic	($2.78)	$8.18	$10.55	(134.0)	(126.4)
Diluted	($2.78)	$8.18	$10.54	(134.0)	(126.4)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,985	17,005	16,037	5.8	12.1
Diluted	17,985	17,015	16,045	5.7	12.1

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

NM Not meaningful

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Nine Months Ended September 30,						Percent Change(1)
	2022		2021		2019		YoY	Yo3Y
OPERATING STATISTICS
Total system statistics:
Passengers	12,834,078		9,906,371		11,426,183		29.6%	12.3%
Available seat miles (ASMs) (thousands)	14,060,825		13,049,732		12,245,704		7.7	14.8
Operating expense per ASM (CASM) (cents)(5)	12.00	¢	7.52	¢	9.05	¢	59.6	32.6
Fuel expense per ASM (cents)	4.48	¢	2.38	¢	2.65	¢	88.2	69.1
Operating CASM, excluding fuel and Hurricane Ian special charge (cents)(5)	7.27	¢	5.14	¢	6.40	¢	41.4	13.6
ASMs per gallon of fuel	84.2		85.6		82.2		(1.6)	2.4
Departures	90,064		87,854		83,454		2.5	7.9
Block hours	212,403		197,581		187,829		7.5	13.1
Average stage length (miles)	885		852		858		3.9	3.1
Average number of aircraft during period	112.7		101.6		84.1		10.9	34.0
Average block hours per aircraft per day	6.9		7.1		8.2		(2.8)	(15.9)
Full-time equivalent employees at end of period	5,294		4,261		4,267		24.2	24.1
Fuel gallons consumed (thousands)	167,070		152,464		148,980		9.6	12.1
Average fuel cost per gallon	$3.77		$2.04		$2.18		84.8	72.9
Scheduled service statistics:
Passengers	12,736,268		9,838,512		11,307,004		29.5	12.6
Revenue passenger miles (RPMs) (thousands)	11,646,212		8,657,151		9,964,948		34.5	16.9
Available seat miles (ASMs) (thousands)	13,716,838		12,739,769		11,800,788		7.7	16.2
Load factor	84.9%		68.0%		84.4%		16.9	0.5
Departures	87,475		85,303		80,149		2.5	9.1
Block hours	206,868		192,481		180,674		7.5	14.5
Average seats per departure	175.7		173.8		171.0		1.1	2.7
Yield (cents) (3)	6.94	¢	6.53	¢	6.85	¢	6.3	1.3
Total passenger revenue per ASM (TRASM) (cents)(3)	12.03	¢	9.30	¢	11.18	¢	29.4	7.6
Average fare - scheduled service(4)	$63.44		$57.48		$60.40		10.4	5.0
Average fare - air-related charges(4)	$60.07		$56.79		$51.56		5.8	16.5
Average fare - third party products	$6.08		$6.22		$4.74		(2.3)	28.3
Average fare - total	$129.59		$120.49		$116.70		7.6	11.0
Average stage length (miles)	889		857		861		3.7	3.3
Fuel gallons consumed (thousands)	162,933		148,578		143,433		9.7	13.6
Average fuel cost per gallon	$3.77		$2.03		$2.17		85.7	73.7
Percent of sales through website during period	96.2%		94.3%		93.4%		1.9	2.8
Other data:
Rental car days sold	1,161,579		1,046,751		1,495,502		11.0	(22.3)
Hotel room nights sold	222,334		195,535		319,197		13.7	(30.3)

(1)Except load factor and percent of sales through website, which is percentage point change
(2)Defined as scheduled service revenue divided by revenue passenger miles
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path
(5)2021 operating CASM includes the benefit from the government payroll support programs

Summary Balance Sheet

Unaudited (millions)	September 30, 2022 (unaudited)	December 31, 2021	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$240.5	$363.4	(33.8)%
Short-term investments	761.4	819.5	(7.1)
Total unrestricted cash and investments	1,001.9	1,182.9	(15.3)
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	152.6	130.1	17.3
Long-term debt and finance lease obligations, net of current maturities and related costs	1,840.0	1,612.5	14.1
Total debt	1,992.6	1,742.6	14.3
Debt, net of unrestricted cash and investments	990.7	559.7	77.0
Total Allegiant Travel Company shareholders’ equity	1,189.0	1,223.6	(2.8)

EPS Calculation

The following table sets forth the computation of net income (loss) per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Basic:
Net income (loss)	$(46,459)	$39,254	$(49,982)	$141,150
Less income allocated to participating securities	—	(573)	—	(2,028)
Net income (loss) attributable to common stock	$(46,459)	$38,681	$(49,982)	$139,122
Earnings (loss) per share, basic	$(2.58)	$2.18	$(2.78)	$8.18
Weighted-average shares outstanding	18,014	17,766	17,985	17,005
Diluted:
Net income (loss)	$(46,459)	$39,254	$(49,982)	$141,150
Less income allocated to participating securities	—	(573)	—	(2,027)
Net income (loss) attributable to common stock	$(46,459)	$38,681	$(49,982)	$139,123
Earnings (loss) per share, diluted	$(2.58)	$2.18	$(2.78)	$8.18
Weighted-average shares outstanding (1)	18,014	17,766	17,985	17,005
Dilutive effect of stock options and restricted stock	—	103	—	121
Adjusted weighted-average shares outstanding under treasury stock method	18,014	17,869	17,985	17,126
Participating securities excluded under two-class method	—	(102)	—	(111)
Adjusted weighted-average shares outstanding under two-class method	18,014	17,767	17,985	17,015

(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Nine Months Ended September 30, 2022
(Unaudited)

Net income excluding the Hurricane Ian special charge and the recognition bonus, net income (loss), and earnings (loss) per share excluding the Hurricane Ian special charge and the recognition bonus, and operating income excluding the Hurricane Ian special charge and the recognition bonus all eliminate the effect of a recognition bonus awarded despite not meeting internal profit-sharing targets. As such, these are non-GAAP financial measures.

EBITDA and EBITDA, excluding recognition bonus and Hurricane Ian special charge, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We also adjust EBITDA within this release to exclude the Hurricane Ian special charge and the recognition bonus. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and EBITDA, excluding recognition bonus and Hurricane Ian special charge, to evaluate our operating performance and liquidity and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these EBITDA numbers to the most directly comparable GAAP financial performance measure, which we believe is net income (loss). We believe the presentation of these EBITDA numbers is relevant and useful for investors because it allows them to better compare our results to other airlines.

In addition to EBITDA as defined above, we have included a separate EBITDA as defined by certain credit agreements. This measurement of EBITDA adjusts for Sunseeker net loss, stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, special non-recurring items, and other items.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating income (loss), net loss, and net loss per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income (loss), net income (loss), net loss per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
Reconciliation of net (loss) excluding Hurricane Ian special charge and recognition bonus and (loss) per share excluding Hurricane Ian special charge and recognition bonus (millions except share and per share numbers)
Net (loss) before income taxes as reported (GAAP)	$(56.2)	$(60.9)
Recognition bonus	9.3	26.1
Hurricane Ian special charge	35.0	35.0
Income (loss) before income taxes excluding Hurricane Ian special charge	(21.2)	(25.9)
Income (loss) before income taxes excluding recognition bonus and Hurricane Ian special charge	(11.9)	0.2
Income tax (benefit) as reported (GAAP)	(9.7)	(10.9)
Income tax benefit excluding Hurricane Ian special charge	(3.7)	(4.6)
Income tax benefit excluding recognition bonus and Hurricane Ian special charge	(2.1)	—
Net income (loss) excluding Hurricane Ian special charge	(17.5)	(21.3)
Net income (loss) excluding recognition bonus and Hurricane Ian special charge	(9.8)	0.2

Diluted shares as reported (GAAP) (thousands)	18,014	17,985
(Loss) per share as reported (GAAP)	(2.58)	(2.78)
Earnings (loss) per share excluding Hurricane Ian special charge	(0.97)	(1.18)
Earnings (loss) per share excluding recognition bonus and Hurricane Ian special charge	(0.54)	0.01

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022		2022
Reconciliation of CASM and CASM excluding fuel, the Hurricane Ian special charge, and recognition bonus (millions, unless otherwise noted)
Operating expense as reported (GAAP)	$591.2		$1,687.8

Recognition bonus	(9.3)		(26.1)
Hurricane Ian special charge	(35.0)		(35.0)
Operating expense excluding recognition bonus and Hurricane Ian special charge(1)	546.9		1,626.7
Fuel expense as reported	(208.2)		(629.6)
Operating expense excluding fuel, the Hurricane Ian special charge and recognition bonus (1)	338.7		997.1

Available seat miles (ASMs) (thousands)	4,450,595		14,060,825

Operating expense per ASM as reported (CASM) (cents)	13.28	¢	12.00	¢
Operating expense CASM, excluding recognition bonus and Hurricane Ian special charge(cents)	12.29	¢	11.57	¢

Operating CASM, excluding fuel (cents)	8.60	¢	7.52	¢
Operating CASM, excluding fuel, the Hurricane Ian special charge and recognition bonus (cents)	7.61	¢	7.09	¢

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
Reconciliation of operating income excluding the Hurricane Ian special charge and recognition bonus (millions)
Operating income (loss) as reported (GAAP)	$(30.9)	$2.4

Recognition bonus	9.3	26.1
Hurricane Ian special charge	35.0	35.0
Operating income excluding recognition bonus and Hurricane Ian special charge(1)	$13.4	$63.5

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
Reconciliation of consolidated EBITDA to EBITDA as defined by certain credit agreements (millions)
Net (loss)	$(46.5)	$(50.0)
Interest expense, net	20.0	58.0
Income tax (benefit)	(9.7)	(10.9)
Depreciation and amortization	50.1	145.6
Loss on debt extinguishment	5.0	5.0
Consolidated EBITDA (1)	$18.9	147.7
Adjusting items as defined per credit agreements (2)	88.0	215.2
EBITDA as defined by certain credit agreements (1)	$106.9	$362.9

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
Reconciliation of consolidated EBITDA to EBITDA, excluding recognition bonus and Hurricane Ian special charge (millions)
Consolidated EBITDA (1)	$18.9	$147.7
Recognition bonus	9.3	26.1
Hurricane Ian special charge	35.0	35.0
EBITDA, excluding recognition bonus and Hurricane Ian special charge (1)	$63.2	$208.8

(1)Denotes non-GAAP figure
(2)Adjusting items include the following: Sunseeker net loss, including the Hurricane Ian special charge, stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, and other special non-recurring items